UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 18, 2015

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 2600, 255 East 5th Street, Cincinnati, OH 45202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(513) 762-6690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

(a)       On May 18, 2015, Chemed Corporation held its annual meeting of shareholders.

(b)       Election of Directors.  The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:

Nominee	For	Against	Abstentions

Kevin J. McNamara	14,364,313	170,940	98,698
George J. Walsh III	14,243,528	291,155	99,268
Joel F. Gemunder	14,269,175	266,282	98,494
Patrick P. Grace	13,960,032	575,022	98,897
Thomas C. Hutton	14,298,557	236,773	98,621
Walter L. Krebs	14,255,085	278,404	100,462
Andrea R. Lindell	14,304,782	230,576	98,593
Thomas P. Rice	14,400,556	134,611	98,784
Donald E. Saunders	14,327,920	206,536	99,495
Frank E. Wood	14,250,440	284,157	99,354

At the annual meeting, shareholders voted on the following matters:

2015 Stock Incentive Plan.  The proposal to approve the adoption of the 2015 Stock Incentive Plan was approved with the following votes:

	Voted	Percent of Voted

For	12,070,873	82.49%
Against	2,454,603	16.77%
Abstain	108,511.74%
Broker non-votes	1,125,508	--

Ratification of Auditors.  The proposal to ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the company’s independent auditor for the year ending December 31, 2015, was approved with the following votes:

	Voted	Percent of Voted

For	15,493,102	98.31%
Against	163,479	1.04%
Abstain	102,878.65%

Say-on-Pay.  The proposal to approve, on a non-binding basis, the Company’s executive compensation program, was approved, with the following votes:

	Voted	Percent of Voted

For	11,620,421	79.48%
Against	2,892,201	19.76%
Abstain	111,329.76%
Broker non-votes:	1,125,508	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated:	May 20, 2015	By:	/s/ Arthur V. Tucker Jr.
Arthur V. Tucker, Jr.
Vice President and Controller